UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2010
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Signatures

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Resignation of Principal Financial Officer

Marcia Martin has resigned from her positions as Vice President and Chief Financial Officer of the Company, effective July, 23, 2010. Mrs. Martin’s resignation was due to personal reasons and not as a result of any disagreement with the Company regarding the Company’s operations, policies or practices. Mrs. Martin has agreed to assist the Company on a consulting basis over the next six weeks and will receive severance pay in an amount equal to six weeks of pay at her salary rate in effect at the time of her resignation.

5.02(c) Appointment of Interim Principal Financial Officer

The Company’s Controller, Suzanne Chennault, has been appointed as the interim Chief Financial Officer.  Mrs. Chennault joined the Company in September of 2008 as Controller.  Prior to joining the Company, Mrs. Chennault was a Revenue Supervisor with International Game Technology, Inc. from September 2007 to September 2008 and was the Corporate Director of Planning and Analysis for the Holder Hospitality Group from 2005 to September 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Bill Fasig
Bill Fasig
Chief Executive Officer

Date: July 27, 2010